Exhibit 3.1

SIXTH AMENDED AND RESTATED BYLAWS OF

NELNET, INC.

ARTICLE I

SHAREHOLDERS

Section 1.  Annual Meeting.  The annual meeting of the shareholders shall be held in May of each year on a date and time fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Annual meetings shall be held in the principal office of the corporation or at such other place, either within or without the State of Nebraska, as shall be determined by the Board of Directors.  The time of such annual meeting shall be determined by the Board of Directors and stated in the notice.

Section 2.  Special Meetings.  Special meetings of the shareholders may be called only by the Board of Directors by a majority of the members of the Board of Directors then in office, except as may otherwise be required by applicable law.  Special meetings shall be held at such place, either within or without the State of Nebraska, and at such date and time as shall be stated in the notice.

Section 3.  Notice of Meeting.  Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed delivered when deposited in the United States mails addressed to the shareholder at the address appearing on the stock transfer books of the corporation, postage prepaid.

Section 4.  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 5. Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each.  For a period of ten (10) days prior to such meeting, the list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such record, or a duplicate thereof, shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

Section 6.  Quorum.  A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  The holders (or their representatives) of a majority of the shares present at a meeting, even though less than a majority of the shares outstanding, may adjourn the meeting from time to time without notice other than an announcement at the meeting, until such time as a quorum is present.  At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law.

Section 7.  Proxies.  At all meetings of the shareholders, a shareholder may vote either in person or by proxy executed in writing by a shareholder or his or her duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 8.  Voting of Shares.  Subject to the provisions of Sections 9 and 10 of this Article I, each shareholder entitled to vote shall be entitled to the voting rights (as set forth in the articles of incorporation) for each share of stock held by him or her upon each matter submitted to vote at a meeting of shareholders.

Section 9.  Voting of Shares by Certain Holders.  Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name.  Shares standing in the name of a trustee may be voted by the trustee either in person or by proxy, but no trustee shall be entitled to vote shares without a transfer of such shares into the trustee's name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

Section 10.  Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  Such consent shall have the same force and effect as a unanimous vote of shareholders and may be stated as such in any articles or document filed with the Secretary of State under applicable state law.

ARTICLE II

DIRECTORS

Section 1.  Number and Qualification.  The business and affairs of the corporation shall be managed by a Board of Directors consisting of a number determined by the Board of Directors from time to time, but in any event, no less than three (3) directors.  The directors need not be residents of the State of Nebraska, nor shareholders of the corporation.  Although the number and qualifications of the directors may be changed from time to time by amendment to these Bylaws, no change shall affect the incumbent directors during the terms for which they were elected.

Section 2.  Election and Tenure.  At the first meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect directors who shall hold office until the next succeeding annual meeting and until their successors have been elected and qualified unless their service is earlier terminated because of death, resignation or removal.  Upon acceptance of the subscriptions to shares by the incorporator(s), the corporation shall be deemed to have shareholders for the purposes of the first meeting of shareholders of the corporation.

Section 3.  Vacancies.  Any directorship to be filled for any reason, and any newly created directorship resulting by reason of an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining director(s), though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 4.  Removal.  At a meeting of the shareholders called expressly for that purpose, directors may be removed in the manner hereinafter provided.  Any director, or the entire Board of Directors, may be removed, with or without cause, by a vote of the holders of a majority of the voting power of all the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

Section 5.  Quorum.  A majority of the number of directors fixed by the Bylaws shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  If less than a quorum is present at any meeting, the majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 6.  Annual Meeting.  The annual meeting of the Board of Directors shall be held without notice other than this Bylaw immediately following adjournment of the annual meeting of shareholders and shall be held at the same place as the annual meeting of shareholders unless some other place is agreed upon by vote of a majority of the then elected Board of Directors.

Section 7.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman, the President or a majority of the Board of Directors, and shall be held at the principal office of the corporation or at such other place, either within or without the State of Nebraska, and at such date and time, as the notice may state.

Section 8.  Notice.  Notice of special meetings shall be delivered, mailed, emailed or sent by telecopy to each director at his or her last known address at least two (2) days prior to the date of holding said meetings.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 9.  Action Without a Meeting.  Any action required to be taken at a meeting of the Board of Directors, or of any committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.  Such consent shall have the same effect as a unanimous vote.  The consent may be executed by the directors in counterparts.

Section 10.  Voting.  At all meetings of the Board of Directors, each director shall have one vote irrespective of the number of shares he or she may hold.

Section 11.  Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12.  Compensation.  By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 13.  Committees.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint an executive committee and one or more other committees, each committee to consist of two or more directors of the corporation, which committees shall, to the extent permitted by law, have and may exercise such powers of the Board of Directors in the management of the business and affairs of the corporation as shall be delegated to them.

If an executive committee is appointed, it shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by law.

Section 14.  Telephonic Meetings.  Members of the Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

Section 15. Advance Notice of Shareholder Business and Nominations.

(A) Annual Meeting of Shareholders. Without qualification or limitation, subject to Article II, Section 15(C)(4) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to these Bylaws, the shareholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Article II, Section 16 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.8(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(B) Special Meetings of Shareholders. Subject to Section 15(C)(4) of these Bylaws, in the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the meeting, provided that the shareholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Article II, Section 16 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary. In order to be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(C) Other Provisions.
(1) To be in proper form, a shareholder’s notice to the Secretary must include the following, as applicable.
(a) As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder, and (I) any direct or indirect interest of such shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b) If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;
(c) As to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) With respect to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Article II, Section 16 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3) Notwithstanding the provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.7 of these Bylaws.
(4) Nothing in these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) of shareholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to Rule 14a-11 under the Exchange Act or (iii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 and Rule 14a-11 under the Exchange Act, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 16.  Submission of Questionnaire, Representation and Agreement.
To be eligible to be a nominee for election or reelection as a director of the Corporation (or, in the case of a nomination brought under Rule 14a-11 of the Exchange Act, to serve as a director of the Corporation), a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.8 of these Bylaws or, in the case of a nomination brought under Rule 14a-11 of the Exchange Act, prior to the time such person is to begin service as a director) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) beneficially owns, or agrees to purchase within 90 days if elected as a director of the Corporation, an amount of common shares of the Corporation (“Qualifying Shares”) (subject to adjustment for any stock splits or stock dividends occurring after date of such representation or agreement) as needed to satisfy the Corporation’s director share ownership guidelines, will not dispose of such minimum number of shares so long as such person is a director, and has disclosed therein whether all or any portion of the Qualifying Shares were purchased with any financial assistance provided by any other person and whether any other person has any interest in the Qualifying Shares, and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

ARTICLE III

OFFICERS

Section 1.  Number and Qualification.  The officers of the corporation shall be determined by the Board of Directors in its sole discretion, and may, but need not, include a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and one or more Assistant Secretaries or Treasurers.  The Board of Directors may, in its discretion, appoint one or more persons to serve in the capacity of co-officers.  Officer positions and agents may be added or eliminated as deemed necessary by the Board of Directors.  Any two or more offices may be held by the same person.

Section 2.  Election and Tenure.  The officers of the corporation shall be elected by the Board of Directors at its annual meeting.  Each officer shall hold office for a term of one year or until his or her successor shall have been duly elected and shall have become qualified, unless his or her service is terminated sooner because of death, resignation or otherwise.

Section 3.  Removal.  Any officer or agent of the corporation, elected or appointed by the Board of Directors, may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies.  Vacancies occurring in any office by reason of death, resignation or otherwise may be filled by the Board of Directors at any meeting.

Section 5.  Duties and Authority of Officers.  The Officers, if such office is filled by the Board of Directors, shall have the following duties and authority.

(a)           Chief Executive Officer. The Chief Executive Officer shall be responsible for general management of the affairs of the corporation and shall perform all duties incidental to such person’s office which may be required by law and all other such duties as may be required properly by the Board of Directors. There may be more than one Chief Executive Officer serving concurrently in such office.

(b)           President.  The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation.  The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors.  The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.  If the Board of Directors does not appoint a President, the duties and authority of the President shall be the responsibility of the Chief Executive Officer(s) or as otherwise directed by the Board of Directors.

(c)           Vice President.  In the absence of the President or in the event of his or her death, inability or refusal to act, or if no President is appointed, in the absence, death, inability or refusal to act of the Chief Executive Officer(s), the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or the absence of any such designation then in the order of their election) shall perform the duties of the President (or the Chief Executive Officer(s) as applicable), and when so acting, shall have all the powers of and be subject to all the restrictions upon the President (or the Chief Executive Officer(s)).  Any Vice President may sign with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer(s), the President or by the Board of Directors.

(d)           Chief Financial Officer. The Chief Financial Officer shall be the chief accounting officer of the corporation; shall keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the corporation in books belonging to the corporation, and conform them to sound accounting principles with adequate internal control; shall cause regular audits of these books and records to be made; shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the corporation, shall render financial statements upon the request of the Board of Directors; and, in general, shall perform all the duties as may be assigned him or her by the Board of Directors.

(e)           Secretary.  The Secretary shall attend and keep minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be the custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized, keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall be authorized by resolution of the Board of Directors, have general charge of the stock transfer books of the corporation, and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

(f)           Treasurer.  The Treasurer shall have charge and custody and be responsible for all funds and securities of the corporation, receive and give receipts for all securities and monies due and payable to the corporation from any source whatsoever, deposit all such monies in the name of the corporation in such banks, trust companies, or in other depositories as shall be collected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

(g)           Assistant Secretary and Assistant Treasurer.  The Assistant Secretary, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Secretary shall, in the absence of the Secretary or in the event of his or her death, inability or refusal to act, perform the duties of Secretary and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.  The Assistant Treasurer shall, in the absence of the Treasurer or in the event of his or her death, inability or refusal to act, perform the duties of Treasurer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  The Assistant Treasurer shall, if required by the Board of Directors, give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretary and Assistant Treasurer, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. There may be more than one Assistant Secretary and more than one Assistant Treasurer.

(h)           Chairman and Vice Chairman. The Chairman shall be responsible for the general management of the affairs of the Board of Directors and presiding over meetings of the Board of Directors. In the absence of the Chairman, the Vice Chairman shall perform the duties of the Chairman, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman.

Section 6.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation.

ARTICLE IV

STOCK

Section 1.  Form.  The shares of the corporation’s stock may be in either certificated or uncertificated form.  Any shares represented by a certificate may not become uncertificated until the certificate therefor is surrendered to the corporation, subject to the terms of Section 4 of this Article IV.  Any certificates representing shares of stock shall be in a form approved by the Board of Directors in accordance with law, signed by the Secretary and either a Chief Executive Officer or President, certifying the number of shares owned by the holder.  Notwithstanding the preceding sentence, certificates of stock for which the subscriptions and payments were accepted by the incorporators shall be valid as signed by the incorporators, and issued to the subscribers therefor.  Within a reasonable time after the issuance of any uncertificated shares, the corporation shall send the holder thereof a written statement containing the information required under Section 21-2045 of the Nebraska Business Corporation Act.

Section 2.  Transfer Agent and Registrar.  The corporation may maintain one or more transfer offices or agencies, each under the control of a transfer agent designated by the Board of Directors, where the shares of stock of the corporation shall be transferable.  The corporation may also maintain one or more registry offices, each under the control of a registrar designated by the Board of Directors, wherein such shares of stock shall be registered.

Section 3.  Transfer of Shares.  Transfer of shares shall, except as provided in Section 4 of this Article IV, be made on the stock transfer books of the corporation only by direction of the holder, whether named in the certificate or on the stock transfer books of the corporation as a holder of uncertificated shares, or the holder’s attorney, lawfully constituted in writing, upon presentation of proper transfer instructions and proper evidence of succession, assignment or authority to transfer the shares and, if held in certificate form, only upon the surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.  Upon surrender of any certificate for the transfer of stock, such certificate shall be marked “Cancelled” and filed with the stock transfer books of the corporation.  Within a reasonable time after the transfer of any uncertificated shares, the corporation shall send the holder thereof a written statement containing the information required under Section 21-2045 of the Nebraska Business Corporation Act.

Section 4.  Loss, Theft, Mutilation or Destruction of Stock Certificates.  Any person claiming a stock certificate or uncertificated shares in lieu of a stock certificate lost, stolen, mutilated or destroyed shall provide satisfactory proof to the Board of Directors of such loss, theft, mutilation or destruction, and give satisfactory security by bond or otherwise sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.  Upon production of any required evidence and indemnification, the corporation may issue a new certificate or certificates of stock or provide for uncertificated shares in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, mutilated or destroyed.

ARTICLE V

DIVIDENDS AND BANK ACCOUNT

Section 1.  Dividends.  In addition to other dividends authorized by law, the Board of Directors, by resolution, may from time to time declare dividends to be paid out of the unreserved and unrestricted earned surplus of the corporation, but no dividend shall be paid when the corporation is insolvent, when the payment thereof would render the corporation insolvent or when otherwise prohibited by law.

Section 2.  Bank Account.  The funds of the corporation shall be deposited in such banks, trust funds or depositories as the Board of Directors may designate and shall be withdrawn upon the signature of the President and/or upon the signatures of such other person or persons as the directors may by resolution authorize.

ARTICLE VI
AMENDMENTS

Except as otherwise provided by law or by specific provisions of these Bylaws, the Bylaws may be amended or repealed by the Board of Directors or by the shareholders at any annual, regular or special meeting of the Board of Directors or of the shareholders.

ARTICLE VII

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the Articles of Incorporation, these Bylaws or the Nebraska Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS
EMPLOYEES AND OTHER AGENTS

Indemnification of Directors, Officers and others shall be as specified in the corporation’s Articles of Incorporation.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall be from the 1st day of January to the 31st day of December in each year.

Nelnet, Inc.

By:	/s/ William J. Munn
Secretary

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